EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Luminent Mortgage Capital, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, S. Trezevant Moore, Jr., Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:
1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 25, 2008

By:	/s/ s. TREZEVANT MOORE, JR. S. Trezevant Moore, Jr.
President and Chief Executive Officer
(Principal Executive Officer)
     A signed original of this written statement required by Section 906 has been provided to Luminent Mortgage Capital, Inc. and will be retained by Luminent Mortgage Capital, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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